UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 30, 2009

GOLDEN OVAL EGGS, LLC

(Exact name of Registrant as specified in its charter)

Delaware	000-51096	20-0422519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Park Avenue East
P.O. Box 615
Renville, MN 56284
(Address of Principal Executive Offices)

(320) 329-8182
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETITION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 30, 2009, Golden Oval Eggs, LLC (the “Company”) and its affiliates GOECA, LP, GOEMCA, Inc., and Midwest Investors of Iowa, Cooperative (collectively “Seller”) completed the sale of all or substantially all of its assets used in its business of producing, processing, and distributing value added egg products (the “Asset Sale”) to Rembrandt Enterprises, Inc. (the “Purchaser”) for a purchase price of $122,987,000. The Asset Sale was conducted pursuant to the terms and conditions previously disclosed by the Company of a Purchase and Sale Agreement (the “Purchase Agreement”) dated December 15, 2008 among Seller and Purchaser. The Purchase Agreement was filed as Exhibit 10.20 to Company’s Annual Report on Form 10-K as filed on December 23, 2008 with the Commission for the fiscal year ended August 31, 2008. The cash payment received by the Company at closing was $118,687,000 with $2,500,000 held back in connection with the Closing Working Capital Adjustment, as described in the Purchase Agreement, and an additional $1,800,000 held back in connection with certain adjustments agreed to by the parties.

ITEM 7.01 REGULATION FD DISCLOSURE

On April 3, 2009, Golden Oval Eggs, LLC (the “Company”) issued a letter to its Unitholders, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.20

Purchase and Sale Agreement dated December 15, 2008, incorporated by reference to the Company’s Annual Report on Form 10-K, as filed on December 23, 2008 with the Commission for the fiscal year ended August 31, 2008.

Exhibit 99.1	Letter to Golden Oval Eggs, LLC Unitholders dated April 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN OVAL EGGS, LLC

		By:	/s/ Thomas A. Powell

Thomas A. Powell
Chief Financial Officer

Date:	April 3, 2009

EXHIBIT INDEX

Number	Description
10.20

Purchase and Sale Agreement dated December 15, 2008 incorporated by reference to the Company’s Annual Report on Form 10-K, as filed on December 23, 2008 with the Commission for the fiscal year ended August 31, 2008

Exhibit 99.1	Letter to Golden Oval Eggs, LLC Unitholders dated April 3, 2009.